Joint Filer Information

Names: Deerfield Capital L.P., Deerfield Partners L.P., Deerfield International Limited, Deerfield Management Company, L.P., Deerfield Special Situations Fund International Limited

Address: Deerfield Capital, L.P., Deerfield Management Company, L.P, Deerfield Partners, L.P:
                          780 Third Avenue, 37th Floor
                          New York, NY 10017

                          Deerfield International Limited:
                          c/o Bisys Management
                          Bison Court, Columbus Centre, P.O. Box 3460
                          Road Town, Tortola
                          British Virgin Islands
Designated Filer:         James E. Flynn

Issuer and Ticker Symbol: Salix Pharmaceuticals Ltd (SLXP)

Date of Event Requiring
the Filing of
This Statement:           October 9, 2008

The undersigned, Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P. and Deerfield International Limited and are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities Anadys Pharmaceuticals, Inc.

Signatures:


DEERFIELD CAPITAL, L.P.

By: J.E. Flynn Capital LLC, General Partner

By: /s/ Darren Levine
    -------------------------------------------
    Darren Levine, Authorized Signatory


DEERFIELD PARTNERS, L.P.

By: Deerfield Capital, L.P.

By: J.E. Flynn Capital LLC, General Partner

By: /s/ Darren Levine
    -------------------------------------------
    Darren Levine, Authorized Signatory


DEERFIELD MANAGEMENT COMPANY, L.P.

By: Flynn Management LLC
    General Partner

By: /s/ Darren Levine
    -------------------------------------------
    Darren Levine, Authorized Signatory


DEERFIELD INTERNATIONAL LIMITED

By: Deerfield Management Company

By: Flynn Management LLC, General Partner

By: /s/ Darren Levine
    -------------------------------------------
    Darren Levine, Authorized Signatory